                                                                  EXHIBIT 10-c-4





TO:

In accordance with the Corporation's Directors Stock Plan, as amended, you have been granted today stock options to purchase 1,000 shares of the Corporation's
Common Stock at a price per share of $           and on the other terms and
conditions set forth in the attached Stock Option Terms and Conditions, which comprise a part of this Stock Option Agreement.

Please confirm your acceptance of this grant, including the attached Stock Option Terms and Conditions, by signing one copy at the place indicated and returning it to the Corporation's Office of the Secretary in the enclosed return envelope.


ROCKWELL INTERNATIONAL CORPORATION




William J. Calise, Jr.
Senior Vice President, General Counsel & Secretary




ACCEPTED AND AGREED TO:


-------------------------------

Date:
      -------------------------

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                       ROCKWELL INTERNATIONAL CORPORATION
                              DIRECTORS STOCK PLAN
                             STOCK OPTION AGREEMENT
                        STOCK OPTION TERMS AND CONDITIONS


1.       Definitions

         As used in these Stock Option Terms and Conditions, the following words and phrases shall have the respective meanings ascribed to them below unless the context in which any of them is used clearly indicates a contrary meaning:

         (a) ChaseMellon: ChaseMellon Shareholder Services, the Stock Option Administrator whom Rockwell has engaged to administer and process all Stock Option exercises.

         (b) Committee: The Compensation and Management Development Committee of the Board of Directors of Rockwell.

         (c)      Director: A member of the Board of Directors of Rockwell.

         (d)      Irrevocable Notice of Exercise Form: The form attached as
                  Exhibit 1 or any other form accepted by the Secretary of Rockwell in his sole discretion.

         (e) IVR: Integrated Voice Response system that is used to facilitate all Stock Option transactions.

         (f)      Options: The stock options listed in the first paragraph of
                  the letter dated              to which these Stock Option
                  Terms and Conditions are attached and which together with these Stock Option Terms and Conditions constitutes the Stock Option Agreement.

         (g) Option Shares: The shares of Rockwell Common Stock issuable or transferable on exercise of the Options.

         (h) Plan: Rockwell's Directors Stock Plan, as amended and as such Plan may be further amended and in effect at the relevant time.

         (i) Rockwell: Rockwell International Corporation, a Delaware corporation.

         (j)      Shares:  Shares of Rockwell Common Stock.

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         (k)      Stock Option Agreement: These Stock Option Terms and
                  Conditions together with the letter dated              to
                  which they are attached.

2.       When Options May be Exercised

         The Options may be exercised, in whole or in part (but only for a whole number of shares) and at one time or from time to time, as to one-third (rounded to the nearest whole number) of the Option Shares during the
         period beginning on              and ending on             , as to an
         additional one-third (rounded to the nearest whole number) of the
         Option Shares during the period beginning on              and ending on
                      and as to the balance of the Option Shares during the
         period beginning on              and ending on             , and only
         during those periods, provided that:

         (a) if you die while a Director, your estate, any person who acquires the Options by bequest or inheritance, or any person to whom you have transferred the Options during your lifetime as permitted by Section 4 may exercise all the Options not theretofore exercised within (and only within) the period beginning on your date of death (even if you die before you have become entitled to exercise all or any part of the Options) and ending three years thereafter or on if earlier;

         (b) if you retire as a Director at or after age 72 or at an earlier age but after completing at least 10 years of service as a Director, you (or if you die after your retirement date, your estate or any person who acquires the Options by bequest or inheritance) or any person to whom you have transferred the Options during your lifetime as permitted by Section 4 may thereafter exercise the Options not theretofore exercised within (and only within) the period beginning on your retirement date (even if you retire before you have become entitled to exercise all or any part of the Options) and
                  ending five years thereafter or on              if earlier;

         (c) if your service as a Director terminates as a result of your disability or as a result of your resignation for reasons of the antitrust laws, compliance with Rockwell's conflict of interest policies or other circumstances that the Committee may determine as serving the best interests of Rockwell, you (or if you die after termination of your service as a Director, your estate or any person who acquires the Options by bequest or inheritance) or any person to whom you have transferred the Options during your lifetime as permitted by
                  Section 4 may thereafter exercise the Options not theretofore exercised that are


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

                  exercisable on the date your service as a Director terminates within (and only within) such period, if any, after your termination date as the Committee may determine by action taken not more than 60 days after your termination date, which period shall in no event end more than five years after your
                  termination date or on             , if earlier;

         (d) if your service as a Director terminates for any other reason, the Options shall terminate forthwith on the date of termination of your service as a Director and shall not be exercised thereafter; and

         provided, further, that notwithstanding any other provision of the Stock Option Agreement, if a Change of Control (as defined in Article III, Section 13(I)(1) of Rockwell's By-Laws) shall occur, then all the remaining Options shall become fully exercisable whether or not otherwise then exercisable and shall be and remain exercisable for the applicable period hereinabove in this Section 2 provided.

3.       Exercise Procedure

         (a) To exercise all or any part of the Options, you (or after your death, your estate or any person who has acquired the Options by bequest or inheritance) must submit an Irrevocable Notice of Exercise to Rockwell's Office of the Secretary (Attention:
                  Stock Option Administration) and then contact the Option exercise administrator, ChaseMellon, by using the IVR system as follows:

                  (i) contact ChaseMellon using a touch-tone phone and follow the instructions provided (or contact ChaseMellon using a rotary phone and speak to a Customer Service Representative);

                  (ii) confirm the Option transaction through the IVR system by receiving a confirmation number;

                  (iii) at any time you may speak to a Customer Service Representative for assistance;

                  (iv) full payment of the exercise price for the Option Shares to be purchased on exercise of the Options may be made by:

                                    -        check; or

                                    -        in Shares; or

                                    -        in a combination of check and
                                             Shares; and

                  (v) in the case of an exercise of the Options by any person other than you seeking to exercise the Options, such documents as


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

                           ChaseMellon or the Secretary of Rockwell shall require to establish to their satisfaction that the person seeking to exercise the Options is entitled to do so.

         (b) An exercise of the whole or any part of the Options shall be effective:

                  (i) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price for the Option Shares entirely by check, (A) upon confirmation of your transaction by using the IVR system and full payment of the exercise price and withholding taxes (if applicable) are received by ChaseMellon within five business days following the confirmation; and (B) receipt of any documents required pursuant to Section 3(a)(v); and

                  (ii) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price of the Option Shares in Shares or in a combination of Shares and check, (A) upon confirmation of your transaction by using the IVR system and full payment of the exercise price (as defined in Section 3(d)(i)) and withholding taxes (if applicable) are received by ChaseMellon within five business days following the confirmation; and (B) receipt of any documents required pursuant to Section 3(a)(v).

         (c) If you choose (or after your death, the person entitled to exercise the Options chooses) to pay the exercise price for the Option Shares to be purchased on exercise of any of the Options entirely by check, payment must be made by:

                           - delivering to ChaseMellon a check in the full amount of the exercise price for those Option Shares; or

                           - arranging with a stockbroker, bank or other financial institution to deliver to ChaseMellon full payment, by check or (if prior arrangements are made with ChaseMellon) by wire transfer, of the exercise price of those Option Shares.

                  In either event, in accordance with Section 3(e), full payment of the exercise price for the Option Shares purchased must be made within five business days after the exercise has been conducted and confirmed through the IVR system.

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

         (d)      (i)      If you choose (or after your death, the person
                           entitled to exercise the Options chooses) to use already-owned Shares to pay all or part of the exercise price for the Option Shares to be purchased on exercise of any of the Options, you (or after your death, the person entitled to exercise the Options) must deliver to ChaseMellon one or more certificates
                           (and executed stock powers) representing:

                                    -        at least the number of Shares whose
                                             value, based on the closing price
                                             of Common Stock of Rockwell on the
                                             New York Stock Exchange --
                                             Composite Transactions on the day
                                             you have exercised your Options
                                             through the IVR system; or

                                    -        any lesser number of Shares you
                                             desire (or after your death, the
                                             person entitled to exercise the
                                             Options desires) to use to pay the
                                             exercise price for those Option
                                             Shares and a check in the amount of
                                             such exercise price less the value
                                             of the Shares delivered, based on
                                             the closing price of Common Stock
                                             of Rockwell on the New York Stock
                                             Exchange -- Composite Transactions
                                             on the day you have exercised your
                                             Options through the IVR system.

                  (ii) ChaseMellon will advise you (or any other person who, being entitled to do so, exercises the Options) of the exact number of Shares, valued in accordance with
                           Section 8 of the Plan at the closing price on the New York Stock Exchange -- Composite Transactions on the effective date of exercise under Section 3(b)(ii), and any funds required to pay in full the exercise price for the Option Shares purchased. In accordance with Section 3(e), you (or such other person) must pay, by check, in Shares or in a combination of check and Shares, any balance required to pay in full the exercise price of the Option Shares purchased within five business days following the effective date of such exercise of the Options under Section 3(b)(ii).

                  (iii) Notwithstanding any other provision of this Stock Option Agreement, the Secretary of Rockwell may limit the number, frequency or volume of successive exercises of any of the Options in which payment is made, in whole or in part, by delivery of Shares pursuant to this subparagraph (d) to prevent unreasonable pyramiding of such exercises.

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

         (e) An exercise conducted and confirmed through the IVR system, whether or not full payment of the exercise price for the Option Shares is received by ChaseMellon, shall constitute a binding contractual obligation by you (or the other person entitled to exercise the Options) to proceed with and complete that exercise of the Options (but only so long as you continue, or the other person entitled to exercise the Options continues, to be entitled to exercise the Options on that date). By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) to deliver or cause to be delivered to ChaseMellon any balance of the exercise price for the Option Shares to be purchased upon the exercise pursuant to the transaction conducted through the IVR system required to pay in full the exercise price for those Option Shares, that payment being by check, wire transfer, in Shares or in a combination of check and Shares, on or before the later of the fifth business day after the date on which you confirm the transaction through the IVR system. If such payment is not made, you (for yourself and on behalf of any other person who becomes entitled to exercise the Options) authorize the Corporation, in its discretion, to set off against salary payments or other amounts due or which may become due you (or the other person entitled to exercise the Options) any balance of the exercise price for those Option Shares remaining unpaid thereafter.

         (f) A book-entry statement representing the number of Option Shares purchased will be issued as soon as practicable (i) after ChaseMellon has received full payment therefor or (ii) at Rockwell's or ChaseMellon's election in their sole discretion, after Rockwell or ChaseMellon has received (x) full payment of the exercise price of those Option Shares and
                  (y) any reimbursement in respect of withholding taxes due pursuant to Section 5.

4.       Transferability

         You are not entitled to transfer the Options except (i) by will or by the laws of descent and distribution; or (ii) by gift to any member of your immediate family or to a trust for the benefit of one or more members of your immediate family; provided, however, that no transfer pursuant to this clause (ii) shall be effective unless you have notified the Corporation's Office of the Secretary (Attention: Stock Option Administration) in writing specifying the Option or Options transferred, the date of the gift and the name and Social Security or other Taxpayer Identification Number of the transferee. During your lifetime, only you are entitled to exercise the Options unless you have transferred any Option in accordance with this paragraph to a member of your immediate family or a trust for the benefit of one or more members of


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

         your immediate family, in which case only that transferee (or the legal representative of the estate or the heirs or legatees of that transferee) shall be entitled to exercise that Option. For purposes of this paragraph, your "immediate family" shall mean your spouse and natural, adopted or step-children and grandchildren.

5.       Withholding

         Rockwell or ChaseMellon shall have the right, in connection with the exercise of the Options, in whole or in part, to deduct from any payment to be made by Rockwell or ChaseMellon under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require you (or any other person entitled to exercise the Options) to pay to it an amount sufficient to provide for any such taxes so required to be withheld. By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) that if Rockwell or ChaseMellon elects to require you (or such other person) to remit an amount sufficient to pay such withholding taxes, you (or such other person) must remit that amount within five business days after confirmation of the Option exercise as provided in Section 3(a)(ii). If such payment is not made, Rockwell, in its discretion, shall have the same right of set-off as provided under Section 3(e) with respect to payment of the exercise price for Option Shares.

6.       Headings

         The section headings contained in these Stock Option Terms and Conditions are solely for the purpose of reference, are not part of the agreement of the parties and shall in no way affect the meaning or interpretation of this Stock Option Agreement.

7.       References

         All references in these Stock Option Terms and Conditions to Sections, paragraphs, subparagraphs or clauses shall be deemed to be references to Sections, paragraphs, subparagraphs and clauses of these Stock Option Terms and Conditions unless otherwise specifically provided.

8.       Entire Agreement

         This Stock Option Agreement and the Plan embody the entire agreement and understanding between Rockwell and you with respect to the Options, and there are no representations, promises, covenants, agreements or under-standings with respect to the Options other than those expressly set forth in this Stock Option Agreement and the Plan.


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

9.       Applicable Laws and Regulations

         This Stock Option Agreement and Rockwell's obligation to issue Option Shares hereunder are subject to applicable laws and regulations.

Exhibit 1 - Irrevocable Notice of Exercise Form





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
                                                                       EXHIBIT 1



                       IRREVOCABLE NOTICE OF EXERCISE FORM
                           FOR NON-EMPLOYEE DIRECTORS



To:      Rockwell International Corporation
         Office of the Secretary (MW31)
         777 East Wisconsin Avenue, Suite 1400
         Milwaukee, WI  53202

         Fax No. (414) 212-5297



         1. OPTIONS EXERCISED: Subject to the terms and conditions of the Directors Stock Plan (the Plan) of Rockwell International Corporation (Rockwell), and Agreement(s) thereunder, I hereby exercise the following stock option(s):

          Date of              Number of             Exercise          Total
          Grant                  Shares              Price             Purchase Price
          -------              ---------             --------          --------------
                                                     $                 $
          -------              ---------             --------          --------------

                                                     $                 $
          -------              ---------             --------          --------------

                                                     $                 $
          -------              ---------             --------          --------------


         2. PAYMENT: The following must be received by ChaseMellon Shareholder Services within five business days following the date of exercise:

         - A check payable to Rockwell International Employee Stock Option Program or a wire transfer to ChaseMellon Shareholder Services for credit to the Rockwell International Employee Stock Option Program in the amount of the Total Purchase Price of the above-itemized stock option(s); OR

         - A number of shares of Rockwell Common Stock surrendered to pay the Total Purchase Price of the above-itemized stock option(s); AND

         - A check payable to Rockwell International Employee Stock Option Program or a wire transfer to ChaseMellon Shareholder Services for credit to the Rockwell International Employee Stock Option Program for any tax withholding amount required on any non-qualified above-itemized stock options.

                                             Irrevocable Notice of Exercise Form
                                                 For Officers and Directors Only
                                                                          Page 2


         If full payment of the Total Purchase Price of the stock option(s) listed in Item 1 is not delivered within five (5) business days after the exercise date, Rockwell is authorized forthwith to set off the balance due against any amounts due or which may become due me to satisfy my obligation to pay the Total Purchase Price.

         I understand full payment of the taxes required to be withheld and remitted to taxing authorities in respect of the exercise of the stock option(s) listed in Item 1 must be delivered within five (5) business days after the exercise date. If full payment of the taxes is not delivered, Rockwell is authorized forthwith to set off the balance due against any amounts due or which may become due me to satisfy any obligation to reimburse Rockwell for those withholding taxes.

THIS STOCK OPTION EXERCISE MAY NOT BE REVOKED OR CHANGED AFTER DELIVERY OF THIS FORM, PROPERLY COMPLETED, DATED AND SIGNED, TO THE CORPORATION WHETHER OR NOT PAYMENT ACCOMPANIES THIS FORM AND WHETHER THIS FORM IS DATED BEFORE, ON OR AFTER THE DATE OF SUCH RECEIPT.



-----------------------------------------------------
                  (Signature)

Printed Name
            -----------------------------------------

Dated:


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